Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Northpointe Bancshares, Inc. of our report dated December 20, 2024, except for Note 24, as to which the date is February 6, 2025 relating to the consolidated financial statements of Northpointe Bancshares, Inc., appearing in the Registration Statement (No.333-284419) on Form S-1, as amended, of Northpointe Bancshares, Inc.

/s/ RSM US LLP

Philadelphia, Pennsylvania

February 18, 2025